                                                                   EXHIBIT 10.9







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                             CONTRIBUTION AGREEMENT

                         DATED AS OF SEPTEMBER 5, 1997

                                  BY AND AMONG

                               ROCK-TENN COMPANY,

                          ROCK-TENN PARTITION COMPANY

                                      AND

                               RTS PACKAGING, LLC





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                                  EXHIBITS


Exhibit 1.1(a)(i)                 Real Property
Exhibit 1.1(a)(ii)                Real Property Leases
Exhibit 1.1(a)(iii)               Equipment
Exhibit 1.1(a)(v)                 Leases
Exhibit 1.1(a)(xi)                Intangible Property
Exhibit 1.1(a)(xii)               Licenses

Exhibit 1.2(a)(i)                 Excluded Real Property
Exhibit 1.2(a)(ii)                Excluded Equipment
Exhibit 1.2(a)(iii)               Excluded Intangible Property

Exhibit 1.4(a)(2)                 Certain Assumed Liabilities

Exhibit 2.6                       Excluded Necessary Intangible Property

Exhibit 2.8                       Contracts

Exhibit 2.11                      Permits

Exhibit 2.12                      Litigation

Exhibit 2.13(a)                   Compliance with Applicable Permits and Law
Exhibit 2.13(b)                   Notice of Failure to Comply with Law

Exhibit 2.14                      Environmental Matters

Exhibit 2.14(g)                   Fines for Environmental Matters

Exhibit 2.15                      Customers

Exhibit 3.10(c)                   Sketch of Real Property





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

                             CONTRIBUTION AGREEMENT


                 THIS CONTRIBUTION AGREEMENT (this "Agreement"), dated as of September 5, 1997 by and among ROCK-TENN COMPANY, a Georgia corporation ("Rock-Tenn"), ROCK-TENN PARTITION COMPANY, a Georgia corporation ("Rock-Tenn Partition"), and RTS PACKAGING, LLC, a Delaware limited liability company (the "Company");

                              W I T N E S S E T H:

                 WHEREAS, Rock-Tenn is engaged in the solid fiber partition business (the "Solid Fiber Partition Business");

                 WHEREAS, Rock-Tenn and Rock-Tenn Partition have entered into the Joint Venture Agreement, dated as of the date hereof (the "Joint Venture Agreement"), with Sonoco Products Company and Sonoco Partitions, Inc., providing for the formation of the Company to engage in the Solid Fiber Partition Business on a worldwide basis; and

                 WHEREAS, Rock-Tenn Partition has agreed to contribute to the Company certain of its assets related to the Solid Fiber Partition Business;

                 NOW, THEREFORE, in consideration of the premises and the representations, warranties, covenants and agreements contained herein and in the Joint Venture Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties intending to be legally bound, hereby agree as follows:

                                   ARTICLE 1.

                 CONTRIBUTION OF ASSETS BY ROCK-TENN PARTITION

        Section 1.1     Contribution of the Assets.

                (a) Subject to the terms and conditions of the Joint Venture Agreement, the Operating Agreement and this Agreement, effective as of the date hereof (the "Contribution Date"), Rock-Tenn Partition hereby assigns, transfers and delivers to the Company, as a contribution to the capital of the Company, free and clear of all title defects, objections, liens, pledges, claims, rights of first refusal, options, charges, security interests, mortgages and other encumbrances of any nature whatsoever (collectively, "Encumbrances"), other than "Permitted Encumbrances" (as defined in Section 1.1(b) of this Agreement), all of the assets, properties and business (excepting only the "Excluded Assets," as defined in Section 1.2 of this Agreement) of every kind and description, wherever located, real, personal or mixed, tangible or intangible, owned or used or held for use primarily in the conduct of the Solid Fiber Partition Business by Rock-Tenn Partition and its Affiliates as the same shall exist on the Contribution Date (collectively, the "Assets"), including, without limitation, all right, title, and interest of Rock-Tenn Partition in, to, and under:

                (i) Subject to Section 3.10(c) of this Agreement, the parcels of land described in Exhibit 1.1(a)(i) hereto used or held for use primarily in connection with the Solid Fiber Partition Business (collectively, the "Real Property") and all buildings, fixtures and improvements located thereon (collectively, the "Improvements");

                (ii) The leases described in Exhibit 1.1(a)(ii) (collectively, the "Real Property Leases") with respect to the parcels of land described therein (the "Leased Real Property") and the Improvements located thereon (the Real Property, the Leased Real Property and the Improvements together with the Tucker Site and the Home Office Site (as such terms are defined in Section 1.2 hereof) and the improvements thereon are hereinafter collectively referred to as the "Subject Property");

                (iii) The machinery, equipment, furniture, vehicles and other tangible property (including, without limitation, maintenance and operating supplies, fuel and spare parts for such machinery and equipment) located at the Subject Property or otherwise used or held for use primarily in connection with the Solid Fiber Partition Business and described in Exhibit 1.1(a)(iii) of this Agreement (collectively, the "Equipment");

                (iv) The raw materials, finished goods, work-in-process, supplies and inventories located at the Subject Property or otherwise used or held for use primarily in connection with the Solid Fiber Partition Business (collectively, the "Inventory");

                (v) The leases described in Exhibit 1.1(a)(v) (collectively, the "Leases") with respect to office equipment, furnishings, furniture and other tangible property located at the Subject Property or otherwise used or held for use primarily in connection with the Solid Fiber Partition Business (collectively, the "Leased Property");

                (vi) All rights, claims, credits, causes of action and rights of setoff against third parties relating to the assets used or held for use primarily in connection with the Solid Fiber Partition Business, including, without limitation, unliquidated rights under manufacturers' and vendors' warranties but excluding all amounts representing reimbursements for items paid by Rock-Tenn Partition or its Affiliates (collectively, the "Claims");

                (vii) All contracts, agreements, licenses and other instruments, arrangements and commitments primarily relating to the Solid Fiber Partition Business (collectively, the "Contracts");

                (viii) All certificates of occupancy and other transferable licenses, permits, registrations, authorizations, use agreements, orders and approvals of governmental and quasi-governmental agencies and authorities (whether federal, state, local, municipal or foreign) or private parties relating to the Solid Fiber Partition Business (collectively, the "Permits");





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                (ix)    All prepaid rentals and other prepaid expenses (other
        than prepaid insurance premiums) arising from payments made by Rock-Tenn Partition or its Affiliates in the ordinary and usual course of the operation of the Solid Fiber Partition Business for goods and services prior to the close of business on the Contribution Date;

                (x) Originals or copies of all books, records, files and papers, whether in hard copy or computer format, used or held for use primarily in connection within the Solid Fiber Partition Business, including without limitation, engineering information, manuals and data, sales and advertising materials, sales and purchase correspondence, lists of present and, to the extent available, former suppliers (collectively, "Files and Records");

                (xi) All patents, copyrights, trademarks, trade names, technology, know-how, processes, trade secrets, inventions, proprietary data and other intangible properties, and all applications for the same, used or held for use primarily in connection with the Solid Fiber Partition Business and listed in Exhibit 1.1(a)(xi) (collectively, the "Intangible Property");

                (xii) All licenses with respect to the Intangible Property and described in Exhibit 1.1(a)(xii) (collectively, the "Licenses");

                (xiii) The lists of present and, to the extent available, former customers and goodwill associated with the Solid Fiber Partition Business; and

                (xiv) All accounts receivable existing on the Contribution Date and arising out of the ordinary and usual course of the operation of the Solid Fiber Partition Business prior to the close of business on the Contribution Date (collectively, the "Accounts Receivable").

                (b) For purposes of this Agreement, "Permitted Encumbrances" shall mean (i) the "Assumed Liabilities" (as defined in Section 1.4 of this Agreement); (ii) liens for current "Taxes" (as defined in Section 4.1 of this Agreement) not yet due and payable; (iii) the Real Property Leases and the Leases; and (iv) in the case of the Real Property and the Improvements thereon, items subsequently disclosed pursuant to title reports and surveys to be obtained pursuant to Section 3.10(c) of this Agreement, building and use restrictions and other easements, right of ways, encumbrances or restrictions of any nature whatsoever which do not interfere in any material respect with the current use made of the Real Property or such Improvements in connection with the Solid Fiber Partition Business.

        Section 1.2     Excluded Assets.

                (a) The Company expressly understands and agrees that there shall be excluded from the Assets the following assets and properties (or rights with respect thereto) of Rock-Tenn Partition and its Affiliates which are used or held for use in connection with the Solid Fiber Partition Business:





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                (i)     The parcels of land described in Exhibit 1.2(a)(i)
        hereto (the "Tucker Site" and the "Home Office Site" and collectively referred to herein as the "Excluded Real Property") and the buildings, fixtures and improvements erected on the Excluded Real Property (collectively, the "Excluded Improvements") (the Excluded Real Property and Excluded Improvements hereinafter sometimes collectively referred to as the "Excluded Facilities")

                (ii) All machinery, equipment and other tangible property described in Exhibit 1.2(a)(ii) (collectively, the "Excluded Equipment");

                (iii) The trademarks and trade names described in Exhibit 1.2(a)(iii) hereto, and all goodwill associated with such trademarks and trade names (collectively, the "Excluded Intangible Property");

                (iv) All claims against third parties relating to the Excluded Assets and the related unliquidated rights under manufacturers' and vendors' warranties, including all amounts representing reimbursements for items paid by Rock-Tenn Partition or its Affiliates;

                (v) All of the capital stock issued by Rock-Tenn Recycling Company ("Rock-Tenn Recycling"), a corporation organized under the laws of Quebec (formerly known as Dominion Paperboard Product, Ltd.), and all of the assets of Rock-Tenn Recycling; and

                (vi)    Refunds relating to prepaid insurance.

                (b) The Excluded Facilities, Excluded Equipment, Excluded Intangible Property and other assets described in Section 1.2(a) not being contributed to the Company by Rock-Tenn Partition pursuant to this Agreement are herein collectively referred to as the "Excluded Assets."

        Section 1.3 Conveyance Instruments. In order to effectuate the contribution of the Assets as contemplated by this Article 1, Rock-Tenn Partition has, or will hereafter, execute and deliver, or cause to be executed and delivered, all such documents or instruments of assignment, transfer or conveyance, in each case dated as of the Contribution Date (collectively, the "Conveyance Instruments"), as the Company and its counsel shall reasonably deem necessary or appropriate to vest in or confirm title to the Assets to the Company.

        Section 1.4      Assumed Liabilities.

                (a) General. Subject to the terms and conditions of this Agreement, the Operating Agreement and the Joint Venture Agreement, in reliance on the representations, warranties, covenants and agreements of the parties contained herein, effective as of the Contribution Date, the Company hereby assumes and agrees to pay, discharge or fulfill the following liabilities and obligations relating to the Solid Fiber Partition Business: (1) all of the liabilities and obligations in





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respect of the Contracts, the Real Property Leases and the Leases; (2) the
liabilities and obligations listed in Exhibit 1.4(a)(2); and (3) all of the liabilities and obligations described in Section 1.4(b) (collectively, the "Assumed Liabilities")

                (b)     PIUMPF Withdrawal Liability.

                (i) General. Rock-Tenn, Rock-Tenn Partition and the Company intend that the contribution of assets by Rock-Tenn and Rock-Tenn Partition to the Company as contemplated in this Agreement in exchange for the ownership interest in the Company described in the Joint Venture Agreement shall constitute a sale of assets by Rock-Tenn and Rock-Tenn Partition to the Company under Section 4204 of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and that neither Rock Tenn nor Rock-Tenn Partition shall have a complete withdrawal or a partial withdrawal from the Paper Industry Union-Management Pension Fund ("PIUMPF") by reason of the application of ERISA Section 4204 to such contribution of assets to the Company and the transactions related to such contribution of assets to the Company.

                (ii) PIUMPF. Rock-Tenn and Rock-Tenn Partition immediately prior to the Contribution Date have terminated the employment of all Rock-Tenn and Rock-Tenn Partition employees who are represented by the United Paperworkers International Union, AFL-CIO, Local Union Number 826 at the Merced, California Plant and Local Union Number 1106 at the Eaton, Indiana Partition Plant ("PIUMPF Participants") and who have been transferred to the Company as part of the contribution of assets contemplated in this Agreement and on whose behalf Rock-Tenn or Rock-Tenn Partition made contributions to PIUMPF, the Company has offered employment to all such PIUMPF Participants effective as of the Contribution Date and the Company has assumed as of the Contribution Date Rock-Tenn's obligation and Rock-Tenn Partition's obligation to make contributions to PIUMPF on and after the Contribution Date for all such PIUMPF Participants who have accepted the Company's offer of employment.

                (iii) Bond. Subject to the grant of a variance requested under Section 1.4(b)(v), the Company shall purchase and maintain a bond sufficient to satisfy the requirements of ERISA Section 4204(a)(1)(B).

                (iv) Secondary Liability. Subject to the grant of a variance requested under Section 1.4(b)(v), Rock-Tenn and Rock-Tenn Partition shall remain secondarily liable for any withdrawal liability that either Rock-Tenn or Rock-Tenn Partition would have had to PIUMPF with respect to the transactions described in this Section 1.4(b) if the Company withdraws from PIUMPF in a complete withdrawal during the five plan years of PIUMPF which immediately follow the Contribution Date or has a partial withdrawal with respect to the transaction described in this
        Section 1.4(b) during such five plan year period if the Company's liability to PIUMPF with respect to any such withdrawal or partial withdrawal is not paid. Further, if the Company withdraws from PIUMPF before the last day of the five





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        plan year period of PIUMPF which begins after the Contribution Date and the Company fails to make any withdrawal liability payment when due, Rock-Tenn and Rock-Tenn Partition shall pay to PIUMPF an amount equal to the payment that would have been due from Rock-Tenn or Rock-Tenn Partition but for the application of ERISA Section 4204 to the transaction described in this Section 1.4(b).

                (v) Variance. Rock-Tenn and the Company shall decide whether to request a variance from PIUMPF from the bond requirement described in Section 1.4(b)(iii) or the secondary liability requirement described in Section 1.4(b)(iv), or both, and, if a decision is made to request a variance, Rock-Tenn and the Company agree to cooperate in the preparation and filing of any such request and, further, agree to take such further action, if any, as Rock-Tenn and the Company agree is reasonable and appropriate under the circumstances to secure any variance which is requested from PIUMPF.

                (vi) Interpretation and Implementation. Rock-Tenn, Rock-Tenn Partition and the Company agree that this Section 1.4(b) shall be interpreted and implemented such that ERISA Section 4204 shall apply to the transaction described in this Section 1.4(b).

        Section 1.5 Excluded Liabilities. Notwithstanding any provision of this Agreement or any Conveyance Instrument to the contrary, the Company is assuming only the Assumed Liabilities and is not assuming any other liability or obligation of Rock-Tenn Partition or any of its Affiliates (or any predecessor owner of all or part of the Solid Fiber Partition Business or the Assets) of whatever nature whether presently in existence or arising hereafter with respect to the Solid Fiber Partition Business, and Rock-Tenn Partition and its Affiliates shall retain responsibility for all of their respective liabilities and obligations accrued as of the date hereof arising from the operation of the Solid Fiber Partition Business prior to the date hereof (all of such liabilities and obligations not being assumed hereinafter referred to as the "Excluded Liabilities"). By way of example only, none of the following shall be "Assumed Liabilities" for purposes of this Agreement:

                (a) Any liability for "Tax" (as defined in Section 4.1 of this Agreement) arising from or with respect to the Assets or the operation of the Solid Fiber Partition Business, other than as described in Section 1.4(a)(2) hereof, which is incurred in or attributable to the "Tax Indemnification Period" (as defined in Section 4.1 of this Agreement) (the "Excluded Tax Liabilities");

                (b) Any liabilities or obligations relating to employee benefits or compensation, including, without limitation, any liabilities or obligations under any employee benefit agreements, plans or other arrangements of Rock-Tenn Partition or any of its Affiliates; or

                (c) Any liabilities relating to the Excluded Assets (it being understood that any Tax Liability relating to the Excluded Assets shall be an Excluded Tax Liability for purposes of this Agreement).





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         If the Company pays or performs any such Excluded Liability relating to the Solid Fiber Partition Business, then Rock-Tenn and Rock-Tenn Partition, jointly and severally, shall indemnify and hold harmless the Company for such payment or performance and any costs or expenses incurred in connection therewith.


                                   ARTICLE 2.

                  REPRESENTATIONS AND WARRANTIES OF ROCK-TENN
                            AND ROCK-TENN PARTITION

         Rock-Tenn and Rock-Tenn Partition hereby jointly and severally represent to the Company as follows:

         Section 2.1 Sufficiency of Assets. The Assets, together with (i) the assets of Rock-Tenn Recycling, (ii) the assets to be made available to the Company pursuant to the Trademark License Agreement and the Rock-Tenn Services Agreement and (iii) the Excluded Assets, comprise all of the assets (or rights with respect thereto) necessary for the Company to conduct the Solid Fiber Partition Business as it is presently conducted. As a result of the delivery to the Company of the Conveyance Instruments, all of the Assets (or rights with respect thereto) are owned by the Company free and clear of all Encumbrances, except Permitted Encumbrances and except as provided in Section 3.10 with respect to the Real Property.

         Section 2.2 Condition of Assets. The plants, structures and equipment owned, operated or leased by Rock- Tenn Partition which are included in the Assets are, to the knowledge of Rock-Tenn and Rock-Tenn Partition, structurally sound and in good repair and operating condition, normal wear and tear excepted, have been maintained in accordance with normal industry practice and are, to the knowledge of Rock-Tenn and Rock-Tenn Partition, adequate for the continued conduct of the Solid Fiber Partition Business as it is presently conducted.

         Section 2.3 Subject Property. With respect to the Subject Property included in the Assets, (i) there are no pending or, to the knowledge of Rock-Tenn and Rock-Tenn Partition, threatened condemnation actions, suits or proceedings relating to the Subject Property or other matters adversely affecting the present use, occupancy or value thereof; (ii) there are no leases, subleases, licenses, concessions or other agreements, written or oral, granting to any person the right of occupancy or use thereof or any part thereof, other than the Real Property Leases and the Leases; (iii) there are no outstanding options or rights of first refusal to purchase the Subject Property or any right therein; and (iv) the Subject Property has water supply, storm and sanitary sewer facilities, access to telephone, gas and electrical connections, fire protection, drainage, means of ingress and egress to and from public highways and, without limitation, other public utilities, all of which are adequate for the continued conduct of the Solid Fiber Partition Business as it is presently conducted.





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         Section 2.4      Accounts Receivable.  The Accounts Receivable
included in the Assets have arisen from bona fide transactions in the ordinary course of the operation of the Solid Fiber Partition Business and, to the knowledge of Rock-Tenn and Rock-Tenn Partition, are good and collectible in accordance with their terms at the recorded amounts thereof, and are not subject to any counterclaims or set-offs.

         Section 2.5 Inventory. The Inventory included in the Assets consist of items which are good and merchantable within normal trade tolerances and of a quality and quantity presently usable or salable in the ordinary course of business. To the knowledge of Rock-Tenn and Rock-Tenn Partition, neither Rock-Tenn Partition nor any of its Affiliates is under any liability or obligation with respect to the return of any Inventory in the possession of wholesalers, distributors or other customers other than in the ordinary course of business.

         Section 2.6 Patents, Trademarks and Trade Names. Except as described in Exhibit 2.6, the patents, trademarks, trade names, copyrights, technology, know-how, processes, trade secrets, inventions, proprietary data and other intangible property included in the Assets constitute all patents, trademarks, trade names, copyrights, technology, know-how, processes, trade secrets, inventions, proprietary data and other intangible property used in or necessary for the continued conduct of the Solid Fiber Partition Business as it is presently conducted. No claims have been asserted during the past year by any person against the use of any such intangible property or any license related thereto, and to the knowledge of Rock-Tenn and Rock-Tenn Partition, there is no valid basis for any such claim.

         Section 2.7      Real Property Leases and Leases.

                 (a) Rock-Tenn and Rock-Tenn Partition heretofore have delivered to the Company a true and complete copy of each Real Property Lease and Lease.

                 (b) Each of the Real Property Leases and the Leases is valid and in full force and effect in accordance with its terms; no Lease has been modified or amended in writing or otherwise; there are no existing defaults or claims of default by Rock-Tenn Partition or any of its Affiliates under any Real Property Lease or Lease or, to the knowledge of Rock-Tenn and Rock-Tenn Partition, by any other party to any such Real Property Lease or Lease. To the knowledge of Rock-Tenn and Rock-Tenn Partition, no event has occurred which (whether with notice, lapse of time or both) would constitute a default by Rock-Tenn Partition or any of its Affiliates under any Real Property Lease or Lease or, to the knowledge of Rock-Tenn and Rock-Tenn Partition, by any other party to any such Real Property Lease or Lease and, to the knowledge of Rock-Tenn and Rock-Tenn Partition, no party to any such Real Property Lease or Lease intends to cancel, terminate or exercise any option under any such Real Property Lease or Lease.

         Section 2.8 Contracts. Except as set forth in Exhibit 2.8, with respect to the Solid Fiber Partition Business only:





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

                 (a) Neither Rock-Tenn nor Rock-Tenn Partition is a party to or subject to any "Material Contract" (as hereinafter defined) (which does not terminate, or is not terminable by the Company or Rock-Tenn Partition or their respective Affiliates without payment of any penalty or other amount to any third party, prior to December 31, 1997);

                 (b) Neither Rock-Tenn nor Rock-Tenn Partition is a party to or subject to any collective bargaining agreement that covers any employee of Rock-Tenn Partition.

                 (c) Neither Rock-Tenn nor Rock-Tenn Partition is a party to or subject to any Contract involving the sharing of profits;

                 (d) Neither Rock-Tenn nor Rock-Tenn Partition is a party to or subject to any Material Contract for the sale of its products or any sales agency, broker, distribution or similar contracts;

                 (e) Neither Rock-Tenn nor Rock-Tenn Partition is bound by any Contract restricting it or otherwise limiting its freedom to compete in any line of business or with any person, or from otherwise carrying on its business anywhere in the world; and

                 (f) There are no persons holding powers of attorney from Rock-Tenn Partition or any of its Affiliates.

Rock-Tenn and Rock-Tenn Partition heretofore have delivered to the Company a true and correct copy of each of the Contracts. Each of the Contracts is valid and is in full force and effect in accordance with its terms; no Contract has been modified or amended in writing or otherwise; there are no outstanding defaults or claims of default by Rock-Tenn Partition or any of its Affiliates under any Contract or, to the knowledge of Rock-Tenn and Rock-Tenn Partition, by any other party to any such Contract. To the knowledge of Rock-Tenn and Rock-Tenn Partition, no event has occurred which (whether with notice, lapse of time or both) would constitute a default by Rock-Tenn Partition or any of its Affiliates under any Contract or, to the knowledge of Rock-Tenn and Rock-Tenn Partition, by any other party to any such Contract and, to the knowledge of Rock-Tenn and Rock-Tenn Partition, no party to any such Contract intends to cancel, terminate or exercise any option under any such Contract. As used herein, "Material Contract" shall mean any Contract with respect to the Solid Fiber Partition Business that could reasonably be anticipated to involve sales by Rock-Tenn Partition or any of its Affiliates in any twelve (12) month period in excess of an aggregate of $50,000, or any Contract that by its terms requires Rock-Tenn Partition or any of its Affiliates to make payments thereunder in any twelve (12) month period in excess of an aggregate of $50,000.

         Section 2.9      Licenses.

                 (a) Rock-Tenn and Rock-Tenn Partition heretofore have delivered to the Company a true and correct copy of each License.





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


                 (b) Each of the Licenses is valid and in full force and effect in accordance with its terms; no License has been modified or amended in writing or otherwise; there are no existing defaults or claims of default by Rock-Tenn Partition or any of its Affiliates under any License or, to the knowledge of Rock-Tenn and Rock-Tenn Partition, by any other party to any such License. To the knowledge of Rock-Tenn and Rock-Tenn Partition, no event has occurred which (whether with notice, lapse of time or both) would constitute a default by Rock-Tenn Partition or any of its Affiliates under any License or, to the knowledge of Rock-Tenn and Rock-Tenn Partition, by any other party to any such License and, to the knowledge of Rock-Tenn and Rock-Tenn Partition, no party to any such License intends to cancel, terminate or exercise any option under any such License.

         Section 2.10 Assumed Liabilities. The Assumed Liabilities consist only of liabilities incurred by Rock-Tenn and its Affiliates in the ordinary course of conducting the Solid Fiber Partition Business.

         Section 2.11 Permits. The Permits listed on Exhibit 2.11 are current and in good standing and constitute all material licenses, permits, registrations, authorizations, use agreements, orders or approvals of Governmental Authorities (whether federal, state, local, municipal or foreign) or third parties necessary for the continued conduct of the Solid Fiber Partition Business as it is presently conducted.

         Section 2.12 Litigation. Except as set forth in Exhibit 2.12, there are no actions, suits or proceedings before or by any court or Governmental Authority pending or, to the knowledge of Rock-Tenn and Rock-Tenn Partition, threatened by or against or involving Rock-Tenn or any of its Affiliates or any directors, officers or employees thereof in their capacity as such, which question or challenge the validity of this Agreement, the Joint Venture Agreement or any other Operative Agreement or any action taken or to be taken by Rock-Tenn Partition or any of its Affiliates pursuant to this Agreement or which would, if adversely decided, have a material adverse affect on the Solid Fiber Partition Business or affect the ability of the Company to continue to conduct the Solid Fiber Partition Business as it is presently conducted.

         Section 2.13 Compliance With Applicable Law. Except as and to the extent set forth in Exhibit 2.13(a), with respect to the Solid Fiber Partition Business only, the operations of Rock-Tenn and Rock-Tenn Partition have been and are being conducted in material compliance with (i) all applicable Permits, orders, writs, injunctions, judgments, decrees or awards of all courts and Governmental Authorities, and (ii) to the knowledge of Rock-Tenn and Rock-Tenn Partition, all laws (statutory or otherwise), ordinances, rules, regulations, bylaws and codes of all Governmental Authorities, whether federal, state, local or foreign (collectively, "Laws"), which are applicable to, and have a material effect on, the Solid Fiber Partition Business. Except as and to the extent set forth in Exhibit 2.13(b), neither Rock-Tenn nor Rock-Tenn Partition has received any written notification of any asserted present failure to comply with any Law, except for failures which will not, in the reasonable judgment of Rock-Tenn and Rock-Tenn Partition, have any material adverse effect on the Solid Fiber Partition Business. Rock-Tenn and Rock-Tenn Partition heretofore have delivered to the Company a true and correct copy of each Permit, order, writ, injunction, judgment, decree and award of any court or governmental or regulatory agency applicable to the Solid Fiber Partition Business.

         Section 2.14     Environmental Matters.  Except as set forth in
Exhibit 2.14:

                  (a) Rock-Tenn Partition and its Affiliates possess, and are in material compliance with, all permits, licenses and government authorizations and have filed all material notices that are required under any Environmental Law in respect of the Solid Fiber Partition Business of Rock-Tenn, and Rock-Tenn and Rock-Tenn Partition are in material compliance with all applicable limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, schedules and timetables contained in those laws or contained in any law, regulation, code, plan, order, decree, judgment, notice, permit or demand letter issued, entered, promulgated or approved thereunder in respect of the Solid Fiber Partition Business of Rock-Tenn;

                  (b) Neither Rock-Tenn Partition nor any of its Affiliates have received notice of actual or threatened liability under "CERCLA" (as hereinafter defined) or any similar state or local statute or ordinance from any Governmental Authority or any third party, and, to the knowledge of Rock-Tenn Partition and its Affiliates, there are no facts or circumstances which would reasonably be expected to form the basis for the assertion of any claim against Rock-Tenn Partition or its Affiliates under any Environmental Laws in respect of the Solid Fiber Partition Business of Rock-Tenn, including, without limitation, the Federal Comprehensive Environmental Response, Compensation and Liability Act ("CERCLA") or any similar local, state or foreign law with respect to any on-site or off-site location;

                  (c) Neither Rock-Tenn Partition nor any of its Affiliates have entered into, agreed to or contemplates entering into any consent decree or order in respect of the Solid Fiber Partition Business of Rock-Tenn, and neither Rock-Tenn Partition nor any of its Affiliates are subject to any judgment, decree or judicial or administrative order relating to compliance with, or the cleanup of hazardous materials under, any applicable Environmental Laws in respect of the Solid Fiber Partition Business of Rock-Tenn;

                  (d) To the knowledge of Rock-Tenn Partition and its Affiliates, none of the Subject Property is subject to any, and neither Rock-Tenn Partition nor any of its Affiliates is alleged to be in violation of any, administrative or judicial proceeding pursuant to applicable Environmental Laws or regulations;

                  (e) To the knowledge of Rock-Tenn Partition and its Affiliates, none of the Subject Property is subject to any material claim, obligation, liability, loss, damage or expense of whatever kind or nature, contingent or otherwise, incurred or imposed or based upon any provision of any Environmental Law and arising out of any act or omission of Rock-Tenn Partition or its Affiliates or their respective employees, agents or representatives or arising out of the ownership, use, control or operation by any of Rock-Tenn Partition or its Affiliates of any plant, facility, site, area or property (including, without limitation, any plant, facility, site, area or property currently or previously owned or leased by Rock-Tenn Partition or its Affiliates) in respect of the Solid Fiber Partition Business of Rock-Tenn, from which any Hazardous Materials were released into the environment (the term "release" meaning any spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping or disposing into the environment, and the term "environment" meaning any surface or ground water, drinking water supply, soil, surface or subsurface strata or medium, or the ambient air);

                  (f) To the knowledge of Rock-Tenn Partition and its Affiliates, none of the Subject Property contains any friable asbestos, PCBs or underground storage tanks.

                  (g) Exhibit 2.14(g) sets forth the amount of all fines, penalties or assessments paid within the last five years by Rock-Tenn Partition and its Affiliates with respect to environmental matters relating to the Solid Fiber Partition Business of Rock-Tenn, including the date of payment and the basis for the assertions of liability; and

         Section 2.15 Customers, etc. Except as set forth in Exhibit 2.15, since December 31, 1996, there has not been any adverse change in the business relationship of Rock-Tenn Partition or any of its Affiliates with any customer, distributor or supplier which is material to the Solid Fiber Partition Business.

         Section 2.16 No Brokers. Neither Rock-Tenn nor Rock-Tenn Partition has incurred or will incur any broker's, finder's, investment banking or similar fee in connection with the transactions contemplated by this Agreement, and neither Rock-Tenn nor Rock-Tenn Partition has made any statement or representation that could form the basis for any claim for any such fee.

                                   ARTICLE 3.

                                   COVENANTS

         Section 3.1      Indemnification.

                  (a)     Except as provided herein, the remedies provided in
Section 7.1 of the Joint Venture Agreement, and the enforcement of such remedies pursuant to Section 9.1 of the Joint Venture Agreement, shall constitute the sole and exclusive remedies for recovery by a Party against the other for any breach of any representation, warranty, covenant or agreement contained in this Agreement by such other Party.

                  (b) All representations, warranties, covenants and agreements contained herein shall survive without limitation as to time, subject to Applicable Law (including any applicable statute of limitations), except that the representations in Section 2.14 shall survive without limitation as to time and without regard to any limitation as to time under Applicable Law.

                 (c) In no event shall either Party be liable for consequential, special, incidental or punitive losses, damages or expenses (including lost profits and opportunity costs).

         Section 3.2      Tax Indemnification and Other Tax Matters.

                 (a) Notwithstanding Section 3.1, Rock-Tenn and Rock-Tenn Partition jointly and severally shall indemnify and hold harmless each "Indemnitee" (as defined in Section 4.1 of this Agreement) from:

                 (i) Any liability for Tax of Rock-Tenn and Rock-Tenn Partition which is incurred in or attributable to the Tax Indemnification Period; and

                 (ii) Any liability, cost, expense (including, without limitation, reasonable expenses of investigation and reasonable attorneys' fees and expenses), loss, damages, assessment, settlement, or judgment arising out of or incident to the imposition, assessment or assertion of any liability described in subclause (i) hereof, including those incurred in the contest in good faith of appropriate proceedings for the imposition, assessment or assertion of any Tax (subject to the provisions of Section 3.2(e) hereof), and any liability of any Indemnitee by reason of being a transferee of the Assets of Rock-Tenn and Rock-Tenn Partition which is incurred or attributable to the Tax Indemnification Period.

The sum of (i) and (ii) above is referred to herein as a "Tax Loss."

                 (b) In the case of any Taxes that are imposed, assessed or asserted on a periodic basis and are payable with respect to the Solid Fiber Partition Business or the Assets for a taxable period that includes (but does not end on) the Contribution Date, the portion of such Taxes related to the portion of such taxable period ending on the Contribution Date and the portion of such Taxes that is incurred in or attributable to the Pre-Contribution Tax Period shall (i) in the case of any Tax other than a Tax imposed on, measured by, or related to revenues, gross or net income, receipts, gains or compensation from the operation of the Solid Fiber Partition Business, be deemed to be the amount of such Tax for the entire taxable period multiplied by a fraction, the numerator of which is the number of days in the Pre-Contribution Tax Period and the denominator of which is the number of days in the entire taxable period, and (ii) in the case of any Tax imposed on, measured by, or related to revenues, gross or net income, receipts, gains or compensation from the operation of the Solid Fiber Partition Business, be deemed equal to the amount of such Tax for the entire taxable period multiplied by a fraction, the numerator of which is the revenues, gross or net income, receipts, gains or compensation, as the case may be, attributable to the Tax Indemnification Period and the denominator of which is the total amount of revenues, gross or net income, receipts, gains or compensation for the entire taxable period.

                 (c) Upon the incurrence by any Indemnitee of any Tax Loss or any Loss relating to an "Excluded Tax Liability" (as defined in Section 1.5(a) hereof), Rock-Tenn and Rock-Tenn Partition jointly and severally shall discharge its obligations to indemnify such Indemnitee against such Tax Loss or Loss by paying to the Indemnitee in cash an amount equal to the amount of such Tax Loss or Loss. Any payment pursuant to this Section 3.2(c) relating to an Excluded Tax Liability shall be delivered no later than five (5) days prior to the first date on which such Indemnitee is required (without incurring interest or penalties) under applicable Law to make any payment with respect to or as a result of such Tax Loss or Loss. The Company shall deliver to Rock-Tenn and Rock-Tenn Partition, upon the incurrence of a Tax Loss or any Loss relating to an Excluded Tax Liability by any Indemnitee, written notice describing such Tax Loss or Loss and stating the amount thereof, the amount of the indemnity payment requested, and the first date on which such Indemnitee is required (without incurring interest or penalties) to make any payment with respect to or as a result of such Tax Loss or Loss. Any payment required under this Section 3.2(c) or any Loss relating to an Excluded Tax Liability and not made when due shall bear interest at the federal short-term rate under Section 1274 of the Code for each day until paid.

                 (d) If any Indemnitee receives a refund or reduces its Tax Liability by using a credit of any Tax in respect of the Tax Indemnification Period or any Excluded Tax Liability, such Indemnitee shall pay to Rock-Tenn and Rock-Tenn Partition the amount of such refund or credit within thirty (30) days of the date on which such refund or credit is received or used by such Indemnitee. The Company agrees that, upon the request of Rock-Tenn or Rock-Tenn Partition, the Company shall file, or cause an Indemnitee to file, a claim for refund in such form as Rock-Tenn or Rock-Tenn Partition may reasonably request of any Tax in respect of the Tax Indemnification Period or any Excluded Tax Liability, provided that the Company or an Indemnitee shall not be required to file such a claim if such claim would adversely affect the Tax liability of the Company or any of its Affiliates. The Company agrees that it will cooperate, and cause each Indemnitee to cooperate, fully with Rock-Tenn and Rock-Tenn Partition and its counsel in connection therewith.

                 (e)      (i)     If any adjustments shall be made to any Tax
return relating to Rock-Tenn or Rock-Tenn Partition in respect of the Solid Fiber Partition Business or the Assets for any Pre-Contribution Tax Period which result in any Tax detriment to Rock-Tenn or any Affiliate thereof with respect to such period and any Tax benefit to the Company or any Affiliate thereof for any Taxable period ending after the Contribution Date, Rock-Tenn shall be entitled to the benefit of such Tax benefit, and the Company shall pay to Rock-Tenn and Rock-Tenn Partition the amount of such Tax benefit at such time or times as and to the extent that the Company or any Affiliate thereof actually realizes such benefit through a refund of Tax or reduction in the amount of Tax which the Company or any Affiliate thereof otherwise would have had to pay if such adjustment had not been made.

                          (ii)    If any adjustments (including any adjustment
arising by reason of a refund claim) shall be made to any Tax return relating to the Company for any Taxable period after the Contribution Date which result in any Tax detriment to the Company or any Affiliate thereof with respect to such period and any Tax benefit to Rock-Tenn or any Affiliate thereof for any Pre-Contribution Tax Period, the Company shall be entitled to the benefit of such Tax benefit, and Rock-Tenn and Rock-Tenn Partition shall be obligated jointly and severally to pay to the Company the amount of such Tax benefit at such time or times as and to the extent that Rock-Tenn or any

Affiliate thereof actually realizes such benefit through a refund of Tax or reduction in the amount of Tax which Rock-Tenn or any such Affiliate otherwise would have had to pay if such adjustment had not been made.

                 (f) If the Company or any Affiliate thereof realizes a Tax benefit in a Taxable period as described in Section 3.2(e) ending after the Contribution Date with respect to a Tax Loss through a refund of Tax or reduction in the amount of Tax which the Company or any Affiliate thereof otherwise would have to pay then, (i) if such benefit is actually realized prior to the indemnity payment being made, the amount of such benefit shall reduce the amount of the indemnity payment otherwise required to be made hereunder, and (ii) if such benefit is actually realized subsequent to the indemnity payment or contribution being made, the Company or such Affiliate shall pay the amount of such benefit to Rock-Tenn and Rock-Tenn Partition at such time as such benefit is actually realized.

                 (g) With respect to liability for Tax of Rock-Tenn or any of its Affiliates incurred in or attributable to the Pre-Contribution Tax Period in respect of any item which gave rise to an amount included in the provision for deferred income taxes on Rock-Tenn's consolidated financial statements as of the Contribution Date, Rock-Tenn and Rock-Tenn Partition shall be obligated jointly and severally to pay to an Indemnitee an amount equal to the amount of such Tax liability, minus the present value of (i) any deduction, amortization, exclusion from income, or tax credit allowable to such Indemnitee which would not be allowable but for an adjustment with respect to which Rock-Tenn and Rock-Tenn Partition are obligated to indemnify such Indemnitee ("the Tax Benefit"), multiplied (ii) by the maximum applicable tax rate in effect at such time or, in the case of a credit, by 100 percent (the product of (i) and (ii) in the preceding clause shall be referred to as the "Hypothetical Tax Benefit"). The present value of the Hypothetical Tax Benefit shall be determined based on the federal mid-term rate under Section 1274 of the Code in effect at the time the indemnification payment is made, compounded annually for the number of years between the year to which the adjustment relates and the year on which such Tax Benefit would be allowable under Law whether or not the Indemnitee could derive any actual Tax savings as a result thereof.

         Section 3.3      Control of Litigation.

                 (a) The Indemnitees agree to give prompt notice to the Indemnitors of the assertion of any claim and the commencement of any suit, action or proceeding in respect of which indemnity may be sought under Section 3 of this Agreement and of any Loss in respect of which indemnity may be sought under Section 3 of this Agreement (specifying with reasonable particularity the basis therefor) and will give the Indemnitors such information with respect thereto as the Indemnitors may reasonably request. The Indemnitors may, at their own expense, participate in and, upon notice to such Indemnitee, assume the defense of any such suit, action or proceeding; provided that the Indemnitors' counsel is reasonably satisfactory to such Indemnitee. The Indemnitors shall thereafter consult with such Indemnitee upon such Indemnitee's reasonable request for such consultation from time to time with respect to such suit, action or proceeding, and the Indemnitors shall not, without such Indemnitee's consent, which consent shall not be unreasonably withheld, settle or compromise any such suit, action or claim. If the Indemnitors assume such defense, such Indemnitees shall have the right (but not the duty) to participate in the defense thereof and to employ counsel, at their own expense, separate from the counsel employed by the Indemnitors. For any period during which the Indemnitors have not assumed the defense thereof, the Indemnitors shall be liable for the fees and expenses of counsel employed by any Indemnitee; provided, however, that the Indemnitors shall not be liable for the fees or expenses of more than one counsel employed for all Indemnitees. If the Indemnitees assume the defense thereof, the Indemnitees shall thereafter consult with the Indemnitors upon the Indemnitors' reasonable request for such consultation from time to time with respect to such suit, action or proceeding and the Indemnitees shall not, without the Indemnitors' consent, which consent shall not be unreasonably withheld, settle or compromise any such suit, action or claim. Whether or not the Indemnitors choose to defend or prosecute any claim, all of the parties hereto shall cooperate in the defense or prosecution thereof.

                 (b) The Indemnitors shall not be liable under Section 3.2(a) hereof with respect to any Loss resulting from a claim or demand the defense of which the Indemnitors were not offered the opportunity to assume as provided under Section 3.2(a) hereof to the extent the Indemnitors' liability under Section 3 hereof is prejudiced as a result thereof. No investigation by any Indemnitee prior to the Contribution Date shall relieve any Indemnitor of any liability hereunder.

         Section 3.4 Transfer Taxes. Rock-Tenn and Rock-Tenn Partition shall be obligated jointly and severally to pay, or cause to be paid, all Taxes or recording fees imposed on any transfers of the Assets contemplated by this Agreement and all sales and use Taxes applicable to transfers by Rock-Tenn or Rock-Tenn Partition of the Assets contemplated by this Agreement.

         Section 3.5 Cooperation on Tax Matters. Rock-Tenn, Rock-Tenn Partition and the Company shall cooperate fully, as and to the extent reasonably requested by the other party, in connection with any audit, litigation or other proceeding with respect to Taxes. Such cooperation shall include the retention and (upon the other party's request) the provision of records and information which are reasonably relevant to any such audit, litigation or other proceeding and making employees available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder. The Company, Rock-Tenn and Rock-Tenn Partition agree (a) to retain all books and records which are relevant to the determination of the Tax liabilities relating to the Solid Fiber Partition Business or the Assets in respect of any Pre-Contribution Tax Period until the expiration of the applicable statute of limitations and to abide by all record retention agreements entered into with any Taxing Authority, and (b) to give the other party reasonable written notice prior to destroying or discarding any such books and records and, if the other party so requests, the Company (on the one hand) or Rock-Tenn or Rock-Tenn Partition (on the other) shall allow the other party to take possession of such books and records.

         Section 3.6 Elections. Without the prior written consent of the Company, neither Rock-Tenn nor any Affiliate of Rock-Tenn shall surrender any right to claim a refund of Taxes, consent to any extension or waiver of the limitation period applicable to an Tax claim or assessment relating to Rock-Tenn or any such Affiliate take any other action, or omit to take any action, if any such election, adoption, change, amendment, agreement, settlement, surrender, consent or other action or omission had (or will have) the effect of increasing the Tax liability of the Company or any Affiliate of the Company.

         Section 3.7      Reserved.

         Section 3.8 Tax Returns of Rock-Tenn. With respect to any Tax return required to be filed by the Company for its Taxable period which includes (but does not end on) the Contribution Date, the Company shall provide Rock-Tenn and its authorized representatives with copies of such completed Tax return and a statement (with which the Company will supply supporting schedules and information) setting forth the amount of Tax shown on such Tax return that is allocable to Rock-Tenn pursuant to Section 3.2 hereof (the "Statement") at least forty-five (45) business days prior to the due date (including any extension thereof) for the filing of such Tax return. Reasonable costs, fees and expenses relating to the preparation of such Tax return shall be borne equally by Rock-Tenn and the Company. Rock-Tenn shall have the right at its own expense to review such Tax return and Statement prior to the filing of such Tax return. If Rock-Tenn, within ten (10) business days after delivery of the Statement, notifies the Company in writing that it objects to any items on such Statement, specifying with particularity any such item and stating the specific factual or legal basis for any such objection, the Company and Rock-Tenn shall resolve in good faith and use their best efforts to resolve such items. If the dispute is not resolved within twenty (20) days after receipt by the Company of such notice, the disputed items shall be resolved pursuant to Section 3.9 hereof and such Tax return shall be filed consistently therewith. Not later than the later of five (5) days before the due date for payment of Taxes with respect to such Tax return or, in the event of a dispute, five (5) days after notice to Rock-Tenn of the resolution thereof, Rock-Tenn shall contribute to the Company or the Company shall distribute to Rock-Tenn, as the case may be, an amount equal to the difference between (a) the Taxes shown on the Statement as being allocable to Rock-Tenn pursuant to this Section 3.8 or in such notice (as the case may be) and (b) any payment made by Rock-Tenn or any Affiliate thereof prior to the Contribution Date in respect of such Taxes.

         Section 3.9      Certain Disputes.  To the extent provided in Section
3.8 hereof, disputes arising under such Section and not resolved by mutual agreement as stated therein shall be resolved by a nationally recognized accounting firm with no affiliation or relationship whatsoever with the Company or Rock-Tenn or any of their respective Affiliates (the "Accounting Referee"), chosen and mutually acceptable to both the Company and Rock-Tenn within five
(5) days of the date on which the need to choose the Accounting Referee arises. The Accounting Referee shall resolve any disputed items within thirty (30) days of having the item referred to it pursuant to such procedures as it may require. The costs, fees and expenses of the Accounting Referee shall be borne equally by the Company and Rock-Tenn.

         Section 3.10     Covenants Regarding Certain Assets.

                 (a) Notwithstanding anything contained herein to the contrary, this Agreement does not constitute an agreement by Rock-Tenn or Rock-Tenn Partition to contribute to the Company any Asset to the extent that such contribution would violate Applicable Law, require the consent of a third party or Governmental Authority which has not been obtained as of the date hereof, or require completion of ministerial formalities to perfect the transfer of title to such Asset to the Company until, in any such event, such time as such contribution would not violate Applicable Law or such third party consent or consent of such Governmental Authority shall have been obtained or such ministerial formality shall have been completed. Following the date hereof, Rock-Tenn, Rock-Tenn Partition and the Company shall cooperate with each other to obtain any necessary third party consent or consent of Governmental Authority or to complete any required ministerial formalities at the earliest practicable date. Until any such necessary consent has been obtained or any such required ministerial formalities have been completed, Rock-Tenn shall take all appropriate steps to provide the Company with the benefits of the Assets.

                 (b) From and after the date hereof, Rock-Tenn and Rock-Tenn Partition may notify the Company in writing that an asset which was not intended to be included in the Assets was mistakenly transferred to the Company pursuant to Section 1.1 hereof. The Company shall, within thirty (30) days following the receipt of such notice, take such steps as may be reasonably necessary to transfer such asset to Rock-Tenn or Rock-Tenn Partition (as the case may be), unless, prior to the end of such thirty (30)-day period, the Company delivers a notice to Rock-Tenn, Rock-Tenn Partition stating that such asset should have been included in the Assets that were transferred to the Company on the date hereof. If such a notice is delivered, Rock-Tenn, Rock-Tenn Partition and the Company shall discuss in good faith the appropriate disposition of the matter. It shall not be deemed a breach of this Agreement for Rock-Tenn, Rock-Tenn Partition to fail or otherwise make available any such asset in dispute pursuant to this Section, unless Rock-Tenn or Rock-Tenn Partition and the Company shall have failed to come to an agreement as to the appropriate disposition of such matter within ninety (90) days following the date hereof. The reasonable out-of-pocket expenses incurred by the Company in connection with any such disputed asset shall be reimbursed to the Company by Rock-Tenn and Rock-Tenn Partition.

                 (c) As promptly as practicable after the date hereof, but in any event within ninety (90) days after the date hereof, Rock-Tenn and Rock-Tenn Partition shall deliver to the Company with respect to each of those parcels of Real Property described on Exhibit 1.1(a)(i) hereto and identified as being located in Indiana, Texas, California and Maine (i) a current title report and (ii) a new or recent, as reasonably determined by the Company, survey of each such parcel of the Real Property prepared by a licensed surveyor reasonably acceptable to the Company, which survey shall contain a metes and bounds description of the Real Property. The descriptions of the parcels of Real Property set forth in such title reports and surveys shall conform in all material respects with the descriptions attached hereto as Exhibit 1.1(a)(i) (or with respect to the Real Property located in Eaton, Indiana with the sketch attached hereto as Exhibit 3.10(c)), subject only to such changes in the boundaries of the Real Property and to such encumbrances such as easements or rights of way as do not materially interfere with the conduct of the Solid Fiber Partition Business on the Real Property as it is presently conducted. Promptly after delivery of such title reports and surveys, Rock-

Tenn and Rock-Tenn Partition shall deliver to the Company such Conveyance Instruments as are necessary to convey the Real Property to the Company free and clear of all Encumbrances, except Permitted Encumbrances.

                                   ARTICLE 4.

                            MISCELLANEOUS PROVISIONS

         Section 4.1 Definitions. Capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed thereto in the Joint Venture Agreement. As used in this Agreement, the following terms have the meanings specified below:

                 "Affiliate" with respect to any person shall mean (i) any other person directly, or indirectly through one or more intermediaries, controlling, controlled by or under common control with such person; (ii) any officer, director, partner, employer or direct or indirect beneficial owner of any 10% or greater equity or voting interest of such person; or (iii) any other person for which a person described in clause (ii) acts in any such capacity.

                 "Code" means the Internal Revenue Code of 1986, as amended.

                 "Indemnitee" means the Company and the Members other than Rock-Tenn, Rock-Tenn Partition and their respective Indemnitee Affiliates, officers, directors and employees.

                 "Indemnitee Affiliate" means the employees, successors and assigns of each Indemnitee and, with respect to each corporate Indemnitee, its directors, officers and shareholders.

                 "Parties" shall mean Rock-Tenn, Rock-Tenn Partition and the Company, and upon any Transfer of a Venture Interest pursuant to Article 10 of the Operating Agreement, such permitted transferee.

                 "Pre-Contribution Tax Period" means any Tax Period ending on or before the close of business on the Contribution Date or, in the case of any Tax period which includes, but does not end on, the Contribution Date, the portion of such period up to and including the Contribution Date.

                 "Tax" means any net income, alternative or add-on minimum tax, gross income, gross receipts, sales, use, ad valorem, franchise, capital, paid-up capital, profits, greenmail, license, withholding, payroll, employment, excise, severance, stamp, occupation, premium, property, environmental or windfall profit tax, custom, duty or other tax, governmental fee or other like assessment or charge of any kind whatsoever, together with any interest or any penalty, addition to tax or additional amount imposed by any Governmental Authority (a "Taxing Authority") responsible for the imposition of any such tax (domestic or foreign).

                 "Tax Asset" means any net operating loss or other Tax loss, net capital loss, investment Tax credit, foreign Tax credit, charitable deduction or any other credit or Tax attribute of Rock-Tenn or any of its Affiliates which could reduce Taxes (including, without limitation, deductions and credits related to alternative minimum Taxes) with respect to the Solid Fiber Partition Business or the Assets.

                 "Tax Indemnification Period" means (i) any Pre-Contribution Tax Period and (ii) with respect to any Tax described in clause (ii) of the definition of "Tax" in this Section 4.1, the survival period of the indemnification obligation under the applicable contract.

         Section 4.2 Notices. Except as expressly provided herein, notices and other communications provided for herein shall be in writing and shall be delivered by hand or courier, service, mail or sent by telex, graphics scanning or other telegraphic communications equipment of the sending Party, as follows:

                If to Rock-Tenn or       Rock-Tenn Company
                  Rock-Tenn Partition:   504 Thrasher Street
                                         Norcross, GA 30071
                                         Attn:  Chief Financial Officer
                                         Tel:  770-368-7676
                                         Fax:  770-263-3582

                with a copy to:          Rock-Tenn Company
                                         504 Thrasher Street
                                         Norcross, GA 30071
                                         Attn: General Counsel
                                         Tel:  770-263-4456
                                         Fax:  770-248-4402

                If to the Company:       RTS Packaging, LLC
                                         504D Thrasher Street
                                         Norcross, GA 30071
                                         Attn: Chief Executive Officer
                                         Tel:  800/558-6984
                                         Fax:  770/368-7651

                with a copy to:          Sonoco Products Company
                                         One North Second Street
                                         Hartsville, South Carolina 29550
                                         Attn: President
                                         Tel:  803-383-7000
                                         Fax:  803-383-7478
or to such other address or attention of such other Person as such Party shall advise the other Parties in writing. All notices and other communications given to the Parties hereto and accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt. Communications sent by telex, graphics scanning or other telegraphic communications equipment shall be deemed to have been received when confirmation of their delivery is received by the sender.

         Section 4.3 Applicable Law. The validity, construction and performance of this Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of law.

         Section 4.4 Severability. If any provision of this Agreement shall be held to be illegal, invalid or unenforceable, the Parties agree that such provision will be enforced to the maximum extent permissible so as to effect the intent of the Parties, and the validity, legality and enforceability of the remaining provisions of this Agreement shall not in any way be affected or impaired thereby. If necessary to affect the intent of the Parties, the Parties will negotiate in good faith to amend this Agreement to replace the unenforceable language with enforceable language which as closely as possible reflects such intent.

         Section 4.5 Amendments. This Agreement may be modified only by a written amendment signed by all of the Parties.

         Section 4.6 Waiver. The waiver by a Party of any instance of any other Party's non-compliance with any obligation or responsibility herein shall be in writing and signed by the waiving Party and shall not be deemed a waiver of other instances of such other Party's non-compliance.

         Section 4.7 Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement, and shall become effective when one or more counterparts shall have been signed by each Party and delivered to the other Parties.

         Section 4.8 Entire Agreement. The provisions of this Agreement set forth the entire agreement and understanding among the Parties as to the subject matter hereof and supersede all prior agreements, oral or written, and all other prior communications between the Parties relating to the subject matter hereof, other than those written agreements executed and delivered contemporaneously herewith.

         Section 4.9      No Assignment.

                 (a) Except as specifically provided herein, no Party shall, directly or indirectly, assign this Agreement or any of its rights or obligations hereunder without the prior written consent of the other Parties.

                 (b) Any attempted assignment of this Agreement in violation of this Section 4.9 shall be void and of no effect.

                 (c) This Agreement shall be binding upon, inure to the benefit of and be enforceable by the Parties and their respective successors and permitted assigns.

         Section 4.10 Expenses. Except as otherwise provided in this Agreement, all costs and expenses (including the fees and expenses of any attorneys, accountants, investment bankers, brokers, finders or other intermediaries) incurred in connection with this Agreement and the other Operative Agreements and the consummation of the transactions contemplated by
Article 5 of the Joint Venture Agreement to be consummated on the date hereof shall be paid by the Party incurring such cost or expense.

         Section 4.11 Further Assurances. From time to time, at the request of Rock-Tenn or Rock-Tenn Partition or the Company and without further consideration, each party, at its own expense, will execute and deliver such other documents, and take such other action, as Rock-Tenn or Rock-Tenn Partition or the Company may reasonably request in order to consummate more effectively the transactions contemplated hereby and to vest in the Company good and marketable title to the Assets (or rights with respect thereto).

         Section 4.12 Publicity. No Party will issue any press release or make any other public announcement relating to the existence of this Agreement or the transactions contemplated by this Agreement or any of the Operative Agreements, except that a Party may make any disclosure required to be made under Applicable Law or the rules of the New York Stock Exchange or any other applicable stock exchange if such Party determines in good faith that it is necessary to do so and gives prior notice to the other Parties.

         Section 4.13 Construction. This Agreement shall be interpreted and construed in accordance with Section 1.3 of the Joint Venture Agreement.

         Section 4.14 Specific Performance. Each of the Parties acknowledge that money damages would not be a sufficient remedy for any breach of this Agreement and that irreparable harm would result if this Agreement were not specifically enforced. Therefore, the rights and obligations of the Parties under this Agreement shall be enforceable by a decree of specific performance issued by any court of competent jurisdiction, and appropriate injunctive relief may be applied for and granted in connection therewith. A Party's right to specific performance shall be in addition to all other legal or equitable remedies available to such Party.

         Section 4.15 Headings. The article and section headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

         Section 4.16 Inconsistency or Conflict. In the event of any inconsistency or conflict between any provision of this Agreement and any provision of the Operating Agreement, the provision of the Operating Agreement shall govern.

         Section 4.17 Exhibits. All Exhibits attached hereto are hereby incorporated in and made a part as if set forth in full herein.

         Section 4.18 No Third-Party Beneficiaries. This Agreement is for the sole benefit of the Parties and their permitted assigns, and nothing herein expressed or implied shall give or be construed to give to any Person, other than the Parties and such assigns, any legal or equitable rights hereunder.

                 IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

                                         ROCK-TENN COMPANY


                                         By:
                                            ----------------------------------
                                            Name:
                                                 -----------------------------
                                            Title:
                                                  ----------------------------



                                         ROCK-TENN PARTITION COMPANY


                                         By:
                                            ----------------------------------
                                            Name:
                                                 -----------------------------
                                            Title:
                                                  ----------------------------



                                         RTS PACKAGING, LLC


                                         By:
                                            ----------------------------------
                                            Name:
                                                 -----------------------------
                                            Title:
                                                  ----------------------------